Exhibit 10.15
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                      NON-STATUTORY STOCK OPTION AGREEMENT

                      1993 STOCK INCENTIVE PLAN, AS AMENDED

     THIS AGREEMENT is dated as of __________ between SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the "COMPANY") and _________________ (the "OPTIONEE"), pursuant to the Company's 1993 Stock Incentive Plan, as amended. The Company and the Optionee agree as follows:

     1. The Company hereby grants to the Optionee on the terms and conditions of this Agreement, the right and option (the "OPTION") to purchase all or any part of ______ shares of the Company's Class A Common Stock at a purchase price of $_____ per share. The Option is not intended to be an Incentive Stock Option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore is a Non-Statutory Stock Option.

     2. The terms and conditions set forth in the attached Exhibit A are hereby incorporated into and made a part of this Agreement.

     3. The Vesting Reference Date for this Option is __________. See paragraph 1 of Exhibit A.

     4. The Grant Date for this Option is ___________. The Option shall continue in effect until the date ten years after the Grant Date (the "EXPIRATION DATE") unless earlier terminated as provided in paragraphs 2 and 5 of Exhibit A.

     IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the date written above.

SCHNITZER STEEL INDUSTRIES, INC.


By: _____________________________           _______________________________
    Address:                                Optionee:
    3200 NW Yeon Avenue                     Address:
    Portland, OR 97210



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                       EXHIBIT A TO STOCK OPTION AGREEMENT


     1. Time of Exercise of Option. Until it expires or is terminated as provided in paragraphs 2 or 5, this Option may be exercised from time to time to purchase shares up to the following limits:

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            Years After Vesting Reference Date     Percentage Exercisable
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The foregoing notwithstanding, in the event Optionee's service as a director of the Company terminates due to a reduction in the number of members of the Board of Directors in office on the date hereof or the imposition of a requirement that a majority of the members of the Board of Directors of the Company meet the independence requirements of the exchange on which the Company's stock is listed, all of the options which have not yet vested shall be subject to accelerated vesting and shall automatically vest on the last day of the Optionee's term as a director of the Company.

     2. Termination of Tenure as a Director.

          2.1 If the Optionee's service as a director of the Company terminates for any reason other than death, total disability, retirement, reduction in the number of members of the Board of Directors in office on the date hereof, or imposition of a requirement that a majority of the members of the Board of Directors meet the independence requirements of the exchange on which the Company's stock is listed, the Option may be exercised at any time prior to the Expiration Date or the expiration of 30 days after the date of the termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled under paragraph 1 to exercise the Option on the date of termination.

          2.2 If the Optionee's service as a director of the Company is terminated because of death, total disability, retirement, reduction in the number of members of the Board of Directors in office on the date hereof, or imposition of a requirement that a majority of the members of the Board of Directors meet the independence requirements of the exchange on which the Company's stock is listed, the Option may be exercised at any time prior to the Expiration Date or 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled under paragraph 1 to exercise the Option on the date of termination. The term "total disability" means a mental or physical impairment which is

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expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which cause the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as a director of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company. The term "retirement" shall mean (1) normal retirement after reaching age 65, (2) early retirement after reaching age 55 and completing 10 years of service, or (3) early retirement after completing 30 years of service without regard to age. If the Optionee's tenure on the Board of Directors of the Company is terminated by death, the Option shall be exercisable only by the person or persons to whom the Optionee's rights under the Option pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

     3. Method of Exercise of Option.

          3.1 The Option may be exercised only by notice in writing from the Optionee to the Company of the Optionee's intention to exercise, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required to comply with the Securities Act of 1933, as amended, containing a representation that it is the Optionee's intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase, the Optionee must have paid the Company the full purchase price in cash, including cash that may be the proceeds of a loan from the Company, or in shares of Class A Common Stock previously acquired by the Optionee and held for at least six months, valued at fair market value. No shares shall be issued until full payment therefore has been made.

          3.2 Upon notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the option was exercised, the Optionee shall pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company on demand. If the Optionee fails to pay the amount demanded, the Company shall have the right to withhold that amount from the amounts payable by the Company to the Optionee, including salary, subject to applicable law.

     4. Nontransferability of Option. The Option may not be assigned or transferred by the Optionee except by will, by the laws of descent and distribution of the state or country of his or her domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title 1 of the Employee Retirement Income Security Act, and during the Optionee's lifetime the Option may be exercised only by the Optionee.

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     5. Changes in Capital Structure.

          5.1 If during the term of the Option the outstanding shares of Class A Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Committee (as defined in the Plan) in the number and kind of shares subject to the Option, or the unexercised portion thereof. Such adjustments shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Committee shall be conclusive.

          5.2 In the event of dissolution of the Company or a merger, consolidation, or plan of exchange affecting the Company, in lieu of making any adjustments that may be provided for above in this paragraph 5 or in lieu of having the Option continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which the Option will be exercisable for 100 percent of the shares subject to the Option and after which the Option will terminate.

     6. Conditions on Obligations. The Company shall not be obligated to issue shares upon exercise of the Option if Company is advised by its legal counsel that such issuance would violate applicable state or federal laws, including securities laws. The Company will use its best efforts to take any steps required by state or federal law or applicable regulations in connection with issuance of shares upon exercise of the Option.

     7. No Rights Conferred. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue as a director of the Company, or to interfere in any way with the right of the Company to terminate the Optionee's compensation or benefits.

     8. Successors of Company. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company but except as provided herein the Option may not be assigned or otherwise disposed of by the Optionee.

     9. Notices. Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, when deposited into the United States mail, postage prepaid. Mail shall be directed to the address stated in this Agreement or to such address as a party may certify by notice to the other party.